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                                                                   EXHIBIT 10.36


                         EMPLOYMENT AGREEMENT dated as of December 1, 1998 between PACER INTERNATIONAL, INC., a Delaware corporation (the "Company"), and LAWRENCE C. YARBERRY (the "Employee").


     The Employee has been employed since April 1, 1998, as an Executive Vice President and the Chief Financial Officer and Treasurer of the Company. The Company and the Employee are entering into this Agreement to set forth the terms of the Employee's continued employment with the Company. Accordingly, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Employee, the Company and the Employee hereby agree as follows:

     Section 1.  Duties.  On the terms and subject to the conditions contained
                 ------
in this Agreement, the Employee will be employed as an Executive Vice President and the Chief Financial Officer and Treasurer of the Company, and shall perform such duties and services on behalf of the Company and its subsidiaries consistent with such positions as may reasonably be assigned to the Employee from time to time by the Board of Directors of the Company (the "Board") or the more senior offices of the Company.

     Section 2.  Term.  Unless sooner terminated in accordance with the
                 ----
applicable provisions of this Agreement, the Employee's employment hereunder shall be for the period (including any extensions, thereof, the "Employment
                                                                 ----------
Period") commencing on the date hereof (the "Commencement Date") and initially
-------                                      -----------------
ending on April 1, 2001. Subject to the applicable provisions of Section 7 of this Agreement regarding earlier termination, the Employment Period shall be extended automatically one day prior to the third anniversary of the Commencement Date, for an additional period of one year, and thereafter one day prior to each subsequent anniversary of the Commencement Date, in each case for an additional period of one year.

     Section 3.  Time to be Devoted to Employment. During the Employment Period,
                 --------------------------------
the Employee will devote all of the Employee's working energies, efforts, interest, abilities and time exclusively to the business and affairs of the Company and its affiliates. The Employee will not engage in any other business or activity which, in the reasonable judgment of the Board, would conflict or interfere with the performance of the Employee's duties as set forth herein, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

     Section 4.  Base Salary; Bonus: Benefits.
                 ----------------------------

          (a) During the Employment Period, the Company (or any of its affiliates) shall pay the Employee a minimum annual base salary (the "Base
                                                                      ----
Salary") of $175,000.00, payable in such installments (but not less often than
------
monthly) as is generally the policy of the Company with respect to the payment of regular compensation to its executive officers. The Base Salary may be increased from time to time in the sole discretion of the Board. During the Employment Period, the Employee will also be entitled to four (4) weeks vacation per year and such other benefits as may be made available to other executive officers of the Company generally, including, without

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limitation, (i) participation in such health and disability insurance programs and retirement or savings plans, if any, as the Company may from time to time maintain in effect and (ii) the use of a vehicle provided by the Company or an equivalent monthly allowance in accordance with the Company's policy with respect to its executive officers.

          (b) In addition to the Base Salary and benefits set forth in paragraph (a) above, during the Employment Period the Employee will be entitled to receive a cash incentive bonus, if any, with respect to each calendar year occurring during the Employment Period, commencing with the calendar year ending December 3l, 1998, such bonus to be paid in a lump sum following the end of the calendar year with respect to which such bonus is payable (such payment to be made at the same time performance bonuses are paid to the other senior managers of the Company). If the Employee's employment with the Company is terminated for any reason other than without "cause" pursuant to Section 7(b), the Company will not be required to pay the Employee a bonus with respect to the calendar year in which the Employee's employment is terminated or thereafter. If the Employee's employment with the Company is terminated without "cause" pursuant to Section 7(b), the Employee will be entitled to receive that portion of the bonus payable for the calendar year during which such termination occurs pro rated through the date of such termination based on the number of days elapsed through the termination date over 365 days, payable in accordance with first sentence of this Section 4(b). The bonus payable for each such calendar year shall be subject to and determined based on the achievement by the Company of specified performance targets applicable to the other senior managers of the Company and its subsidiaries, such bonus to range from $20,000 upon the achievement of the minimum specified targets to $50,000 upon the achievement of the maximum specified targets. The minimum specified target for the year ending December 3l, 1998, is $9.0 million in Operating Income (as defined on Schedule I attached
                                                         ----------
hereto) and the maximum specified target for the year ending December 31, 1998, is $9.9 million in Operating Income (as defined on Schedule I), subject in each
                                                   ----------
case to the adjustment of such targets pursuant to Schedule I.
                                                   -----------

          (c) During the Employment Period, the Company shall purchase and maintain life insurance for the Employee, with minimum coverage equal to $350,000, to be paid to the Employee's designee on the Employee's death if the Employee dies during the Employment Period. After the termination or expiration of the Employment Period, the Company shall not be required to continue to maintain such life insurance coverage.

     Section 5.  Reimbursement of Expenses.  During the Employment Period, the
                 -------------------------
Company shall reimburse the Employee in accordance with Company policy for all reasonable and necessary traveling expenses and other disbursements incurred by the Employee for or on behalf of the Company in connection with the performance of the Employee's duties hereunder upon presentation of appropriate receipts or other documentation therefor, in accordance with all applicable policies of the Company.

     Section 6.  Disability or Death.  If, during the Employment Period, the
                 -------------------
Employee is incapacitated or disabled by accident, sickness or otherwise (hereinafter, a "Disability") so as to render the Employee mentally or
                 ----------
physically incapable of performing the services required to be performed by the Employee under this Agreement for any period of 90 consecutive days or for an aggregate of 180 days in any period of 360 consecutive days, the Company may, at any time thereafter, at its option, terminate the Employee's employment under this Agreement

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immediately upon giving the Employee written notice to that effect. In the event of the Employee's death, the Employee's employment will be deemed terminated as of the date of death.

     Section 7.  Termination.
                 -----------

          (a) The Company may terminate the Employee's employment hereunder at any time for "cause" by giving the Employee written notice of such termination, containing reasonable specificity of the grounds therefor. For purposes of this
Section 7, "cause" shall mean (i) willful misconduct with respect to the business and affairs of the Company or any of its affiliates, (ii) willful neglect of the Employee's duties or the failure to follow the lawful directions of the Board or more senior officers of the Company to whom the Employee reports, including, without limitation, the violation of any material policy of the Company or any of its affiliates that is applicable to the Employee, (iii) the material breach of any of the provisions of this Agreement or any other written agreement between the Employee and the Company or any of its affiliates and, if such breach is capable of being cured, the Employee's failure to cure such breach within 30 days of receipt of written notice thereof from the Company, (iv) the commission of a felony, (v) the commission of an act of fraud or financial dishonesty with respect to the Company or any of its affiliates or
(vi) any conviction for a crime involving moral turpitude or fraud. A termination pursuant to this Section 7(a) shall take effect immediately upon the giving of the notice contemplated hereby.

          (b) The Company may terminate the Employee's employment hereunder at any time without "cause" by giving the Employee written notice of such termination, which termination shall be effective as of the date set forth in such notice, provided that such date shall not be earlier than the date of the notice.

     Section 8.  Effect of Termination.
                 ---------------------

          (a) Upon the effective date of a termination of the Employee's employment under this Agreement for any reason other than a termination without cause pursuant to Section 7(b), neither the Employee nor the Employee's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its affiliates arising out of this Agreement, except the right to receive, within 30 days after the effective date of such termination (or such earlier period as may be required by applicable law):

               (i)   the unpaid portion of the Base Salary provided for in
     Section 4, computed on a pro rata basis to the effective date of such
                              --- ----
     termination;

               (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed, as provided in Section 5; and

               (iii) the unpaid portion of any amounts earned by the Employee prior to the effective date of such termination pursuant to any benefit program in which the Employee participated during the Employment Period; provided, however, the Employee shall not be entitled to receive any
     --------  --------
     benefits under any benefit program that have accrued during any period if the terms of such program require that the beneficiary be employed by the Company as of the end of such period.

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          (b)  Upon termination of the Employee's employment under this
Agreement pursuant to Section 7(b), neither the Employee nor the Employee's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its affiliates arising out of this Agreement, except the right to receive, within 30 days after the effective date of such termination, in the case of amounts due pursuant to clause (i) below, and at such other times as provided in clause (ii) and (iii) below in the case of amounts due thereunder (or in each case such earlier period as may be required by applicable law):

               (i) the payments, if any, referred to in Section 8(a) above, to the extent not covered by clause (ii) and (iii) of this Section 8(b);

               (ii) the right to continue to receive the Base Salary for a period equal to the greater of (A) the number of months remaining in the Employment Period (without giving effect to any agreed upon or automatic extension thereof) on the effective date of termination or (B) twelve months: in either case commencing on the first month following the effective date of such termination, payable during such period in such manner as the Base Salary is payable pursuant to Section 4(a), reduced by any amounts the Employee (or the Employee's beneficiaries or estate) receives or is entitled to receive as salary or other cash compensation from subsequent employment or for services rendered during such period, up to a maximum of all amounts due to the Employee under this Section 8(b)(ii) (and in order to carry out the intent of the immediately preceding sentence, the Employee agrees, for the Employee and the Employee's beneficiaries or estate, to provide the Company with such information as the Company may reasonably request regarding the Employee's receipt of salary and other cash compensation from subsequent employment or for services rendered or to be rendered during or with respect to such period); and

               (iii) the right to receive any bonus (or portion thereof) payable in accordance with Section 4(b) with respect to the fiscal year in which such termination occurs.

Notwithstanding anything in this Agreement to the contrary, the Employee's beneficiaries or estate will be entitled to continue to receive all payments specified in this Section 8(b) if the Employee dies after the date of a termination without "cause."

     Section 9.  Disclosure of Information.
                 -------------------------

          (a) From and after the date hereof, the Employee shall not at any time use or disclose to any person or entity (other than any officer, director, employee, affiliate or representative of the Company), except as required in connection with the performance of the Employee's duties under and in compliance with this Agreement and as required by law and judicial process, any Confidential Information (as hereinafter defined) heretofore acquired or acquired during the Employment Period for any reason or purpose whatsoever, nor shall the Employee make use of any of the Confidential Information for the Employee's own purposes or for the benefit of any person or entity except the Company or any subsidiary thereof.

          (b) For purposes of this Agreement, "Confidential Information" shall mean (i) the

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Intellectual Property Rights (as hereinafter defined) of the Company and its subsidiaries and (ii) all other information of a proprietary or confidential nature relating to the Company or any subsidiary thereof, or the business or assets of the Company or any such subsidiary, including, without limitation, books, records, agent and independent contractor lists and related information, customer lists and related information, vendor lists and related information, supplier lists and related information, distribution channels, pricing information, cost information, marketing plans, strategies, forecasts, financial statements, budgets and projections, other than (i) information which is generally available to the public on the date hereof, or which becomes generally available to the public after the date hereof without action by the Employee or
(ii) information which the Employee receives from a third party who does not have any independent obligation to the Company to keep such information confidential.

          (c) As used herein, the term "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae, inventions, development tools, marketing materials, instructions, confidential information, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

     Section 10.  Inventions Assignment.  During the Employment Period, the
                  ---------------------
Employee shall promptly disclose, grant and assign to the Company for its and its affiliates' sole use and benefit any and all inventions, improvements, technical information and suggestions reasonably relating to the business of the Company and its affiliates (collectively, the "Inventions") which the Employee may develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or with respect to the Inventions. In connection with the previous sentence, (a) the Employee shall, at the expense of the Company (including a reasonable payment (based on the Employee's last per diem earnings) for the time involved if the Employee is not then in the Company's employ or receiving severance payments from the Company pursuant to Section 8(b)(ii)), promptly execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to the Inventions and any patent applications, patents, copyrights, reissues or other proprietary rights related thereto in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world, and (b) the Employee shall render to the Company, at its expense (including a reasonable payment (based on the Employee's last per diem earnings) for the time involved if the Employee is not then in the Company's employ or receiving severance payments from the Company pursuant to Section 8(b)(ii)), reasonable assistance as it may require in the prosecution of applications for said patents, copyrights, reissues or other proprietary rights, in the prosecution or defense of interferences which may be declared involving any said applications, patents, copyrights or other proprietary rights and in any litigation in which the Company may be involved relating to the Inventions.

     Section 11.  Assistance in Litigation. At the request and expense of the
                  ------------------------
Company (including a reasonable payment (based on the Employee's last per diem earnings) for the time involved if the Employee is not then in the Company's employ or receiving severance payments

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from the Company pursuant to Section 8(b)(ii)) and upon reasonable notice, the
Employee shall, at all times during and after the Employment Period, furnish such information and assistance to the Company as it may reasonably require in connection with any issue, claim or litigation in which the Company may be involved. If such a request for assistance occurs after the expiration of the Employment Period, then the Employee will only be required to render assistance to the Company to the extent that the Employee can do so without materially affecting the Employee's other business obligations.

     Section 12.  Entire Agreement; Amendment and Waiver. This agreement
                  --------------------------------------
contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement between the Employee and the Company or any predecessor of the Company or any of their respective affiliates. No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate, or be construed as a waiver of any subsequent breach by such other party.

     Section 13.  Notices. All notices or other communications pursuant to this
                  ---------
Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to the Company, to it at:

               3746 Mt. Diablo Boulevard
               Suite 110
               Lafayette, California 94549
               Attention: Chairman of the Board
               Telecopier: (925) 283-1938
               Telephone:  (925) 229-2229; and

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          (b)  if to the Employee, to him or her at his or her last known address contained in the records of the Company.

     Section 14.  Headings. The section headings in this Agreement are for
                  --------
convenience only and shall not control or affect the meaning of any provision of this Agreement.

     Section 15.  Severability. In the event that any provision of this
                  ------------
Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided, however, that the binding
                                          --------  -------
effect and enforceability of the remaining provisions of this Agreement, to the extent the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 16.  Remedies. The Employee acknowledges and understands that the
                  --------
provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and thus, the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. The Employee further acknowledges that in the event of a breach of any of the covenants contained in paragraphs 9 or 10, the Company shall be entitled to mediate relief enjoining such violations in any court or before any judicial body having jurisdiction over such a claim. All remedies hereunder are cumulative, are in addition to any other remedies provided for by law and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.

     Section 17.  Representation. The Employee hereby represents and warrants
                  --------------
to the Company that (a) the execution, delivery and performance of this Agreement by the Employee do not breach, violate or cause a default under any agreement, contract or instrument to which the Employee is a party or any judgment, order or decree to which the Employee is subject and (b) the Employee is not a party to or bound by any employment agreement, consulting agreement, noncompete agreement, confidentiality agreement or similar agreement with any other person or entity.

     Section 18.  Benefits of Agreement; Assignment. The terms and provisions
                  ---------------------------------
of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estate, as applicable. This Agreement shall not be assignable by any party hereto without the consent of the other party hereto, except that the Company may assign this Agreement or its rights hereunder to a direct or indirect wholly-owned subsidiary of the Company or to any person or entity succeeding to all or any substantial portion of their respective businesses.

     Section 19.  Governing Law. This Agreement shall be governed by and
                  -------------
construed in accordance with the domestic laws of the State of California without giving effect to any choice

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of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     Section 20.  Mutual Waiver of Jury Trial. THE PARTIES WISH APPLICABLE LAWS
                  ---------------------------
(RATHER THAN ARBITRATION RULES) TO APPLY TO THE RESOLUTION OF ANY DISPUTES ARISING UNDER THIS AGREEMENT AND THE SUBJECT MATTER HEREOF, AND THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS, THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND APPLICABLE LAWS, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

     Section 21.  Counterparts. This Agreement may be executed in any number of
                  ------------
counterparts, and each such counter part shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


                                RELATED HERETO

                                    ******

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     IN WITNESS WHEREOF, the parties have executed and delivered this Employment
Agreement effective as of the date first written above.

                                        THE COMPANY

                                        PACER INTERNATIONAL, INC.


                                        By:_________________________________
                                           Name:  Donald C. Orris
                                           Title: Chief Executive Officer


                                        THE EMPLOYEE:


                                        By:_________________________________
                                           Lawrence C. Yarberry

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                                  SCHEDULE I

                            Incentive Bonus Program
                            -----------------------


For purposes of this Agreement, "Operating Income" means the operating income of Pacer International, Inc., a Delaware corporation, determined on a consolidated basis (if applicable) and in accordance with generally accepted accounting principles consistently applied for the fiscal year in question, as set forth on the audited statement of income of the Company for the fiscal year in question; provided, however, Operating Income shall (x) exclude management fees, non-
--------  -------
operating gains and losses as determined by the Board and such other non-cash items as shall be determined by the Board and (y) be determined after giving effect to any bonus payable by the Company to management or employees of the Company hereunder or otherwise.

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